SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of July 14, 2003, between LifePoint, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), and each of the purchasers (individually, a "Purchaser" and collectively the "Purchasers") set forth on the execution pages hereof (the "Execution Pages" and each an "Execution Page").

  WHEREAS:

 A. The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Rule 506 of Regulation D ("Regulation D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

 B. The Company desires to sell, and each Purchaser desires to purchase, upon the terms and conditions stated in this Agreement, units (the "Units"), each Unit consisting of (i) one share of the Company's Series D Convertible Preferred Stock, par value $.001 per share (the "Preferred Stock"), convertible into approximately 3,333 shares of the Company's common stock, par value $.001 per share (the "Common Stock") (subject to adjustment for any stock dividends, combinations or splits with respect to the Common Stock), and (ii) a warrant, in the form attached hereto as Exhibit B (the "Warrants"), to acquire approximately 6,666 shares of Common Stock (subject to adjustment for any stock dividends, combinations or splits with respect to the Common Stock). The rights, preferences and privileges of the Preferred Stock, including the terms upon which such Preferred Stock are convertible into shares of Common Stock, are set forth in the form of Certificate of Designations, Preferences and Rights attached hereto as Exhibit A (the "Certificate of Designation"). The shares of Common Stock issuable upon conversion of the Preferred Stock pursuant to the Certificate of Designation are referred to herein as the "Conversion Shares" and the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are referred to herein as the "Warrant Shares." The Preferred Stock, the Warrants, the Conversion Shares and the Warrant Shares are collectively referred to herein as the "Securities" and each of them may individually be referred to herein as a "Security."

 C. In connection with the Closing (as defined herein) pursuant to this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit C (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

 D. In connection with the Closing pursuant to this Agreement, the secured creditors of the Company, General Conference Corporation of Seventh-Day Adventists and Jonathan Pallin, (collectively, the "Lenders") have agreed to enter into certain debt conversion agreements in the forms of Exhibit D and E hereto (the "Debt Conversion Agreements"), and have agreed to enter into a certain call option and subordination agreement in the form of Exhibit F hereto (the "Call Option and Subordination Agreement" and, together with the Debt Conversion Agreements, the "Debt Documents").

E. The requisite holders of Series C Preferred Stock of the Company have entered into those certain amendment agreements dated May 30, 2003 and June 27, 2003 in the forms of Exhibit G and H hereto (the "Amendment Agreements").

F. This Agreement, the Certificate of Designation, the Warrants, the Registration Rights Agreement, the Debt Documents and the Amendment Agreements are collectively referred to herein as the "Transaction Documents."

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

  PURCHASE AND SALE OF UNITS.

  (a) Purchase of Units. The issuance, sale and purchase of the Units shall take place in two (2) separate closings (each a "Closing" and collectively, the "Closings"), the first of which is hereinafter referred to as the "First Closing" and the second of which is hereinafter referred to as the "Second Closing." The purchase price (the "Purchase Price") per Unit at each such Closing shall be equal to One Thousand Dollars ($1,000). The Closings shall occur at the offices of Drinker Biddle & Reath LLP at One Logan Square, 18th & Cherry Streets, Philadelphia, Pennsylvania 19103.

      On the date of the First Closing, subject to the satisfaction (or waiver) of the conditions set forth in Sections 7 and 8 below, the Company shall issue and sell to each Purchaser and each Purchaser shall purchase from the Company the number of Units identified as "First Closing Units" on the signature page hereto executed by such Purchaser.

      On the date of the Second Closing, if any, subject to the satisfaction (or waiver) of the conditions set forth in Sections 7 and 8 below, the Company shall issue and sell to each Purchaser and each Purchaser shall purchase from the Company, the number of Units identified as "Second Closing Units" on the signature page hereto executed by such Purchaser.

  (b) Form of Payment. At the Closing, each Purchaser shall pay the aggregate Purchase Price for the Units being purchased by such Purchaser hereunder by (i) wire transfer to the Company, in accordance with the Company's wiring instructions below, or (ii) with respect to the Second Closing, cancellation of outstanding indebtedness of the Company pursuant to the Debt Conversion Agreements, in all cases against delivery of the duly executed certificates representing the Preferred Stock and Warrants being purchased by such Purchaser hereunder. The Company shall deliver such certificates and Warrants upon receipt of such aggregate Purchase Price. Each Purchaser who is paying the Purchase Price for the Units by wire transfer shall wire the funds to LifePoint via the provided wire instructions.

  (c) Closing Date. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 7 and 8 below, the date and time of the issuance and sale of the Securities pursuant to this Agreement shall be (i) in the First Closing, 12:00 noon Eastern Time on July 14, 2003, and (ii) in the case of the Second Closing, 12:00 noon Eastern Time on the fifth trading day following notification of satisfaction (or waiver) of the conditions to such Closing set forth in Section 8(b) hereof or, in each case, such other time as may be mutually agreed upon by the Company and the Purchasers (the "Closing Date").

  (d) Additional Issuances. The Company shall have the right, at any time and from time to time, before the date of filing the registration statement pursuant to Section 2(a) of the Registration Rights Agreement to sell additional Units to one or more additional purchasers as determined by the Company on the same terms set forth in this Agreement, provided, however, that any such additional purchaser must meet the reasonable satisfaction of the Majority Holders (as defined below). Any additional purchaser so acquiring shall be considered a "Purchaser" for purposes of this Agreement and securities so acquired by such additional Purchaser shall be considered Preferred Stock, Warrants, Conversion Shares, Warrant Shares and Securities, as applicable, for purposes of this Agreement. Each Purchaser acknowledges that each such additional purchaser shall become a party to and shall execute counterpart copies of the Registration Rights Agreement, and in such event shall be entitled to the rights and have the obligations conferred thereby. In the event that additional Purchasers become parties to this Agreement, the Schedule of Exceptions may be revised by the Company to reflect additional information and/or subsequent events, provided, however, that nothing contained in a revised Schedule of Exceptions shall affect the Company's liability to the Purchasers or the Purchasers' rights hereunder. Each party hereto consents to such subsequent sales pursuant to this Section 1(d). Notwithstanding the foregoing, in no event shall the Company offer or sell any Units or take any other action which would prevent the use of the exemption from securities registration afforded by the provisions of Rule 506 of Regulation D with respect to any of the Securities offered hereby or require registration of any of such Securities under the Securities Act, nor shall the exercise by the Company of its rights under this Section 1(d) be permitted in any way to delay or jeopardize the ability of the Company to obtain the Stockholder Approvals (as defined below).

  PURCHASER'S REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Purchaser severally, but not jointly, represents, warrants and agrees to the Company as follows:

  (a) Purchase for Own Account, Etc. Such Purchaser is purchasing the Units for such Purchaser's own account for investment only and not with a present view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. Such Purchaser understands that Purchaser must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering the resale of any such Securities other than as contemplated by the Registration Rights Agreement. Notwithstanding anything in this Section 2(a) to the contrary, by making the representations herein, the Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements under the Securities Act.

  (b) Accredited Investor Status. Such Purchaser is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

  (c) Reliance on Exemptions. Such Purchaser understands that the Units are being offered and sold to such Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

  (d) Information. Such Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Securities, and such Purchaser or its counsel, if any, have been furnished all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been specifically requested by such Purchaser or its counsel. Neither such inquiries nor any other investigation conducted by such Purchaser or its counsel or any of its representatives shall modify, amend or affect such Purchaser's right to rely on the Company's representations and warranties contained in Section 3 below. Such Purchaser understands that such Purchaser's investment in the Securities involves a high degree of risk.

  (e)  Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

  (f) Transfer or Resale. Such Purchaser understands that (i) except as provided in the Registration Rights Agreement, the sale or resale of the Securities have not been and are not being registered under the Securities Act or any state securities laws, and the Securities may not be transferred unless (a) the transfer is made pursuant to and as set forth in an effective registration statement under the Securities Act covering the Securities; or (b) such Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (c) sold under and in compliance with Rule 144 promulgated under the Securities Act (or a successor rule) ("Rule 144"); or (d) sold or transferred in accordance with applicable securities laws to an affiliate of such Purchaser who agrees to sell or otherwise transfer the Securities only in accordance with the provisions of this Section 2(f) and who is an Accredited Investor; and (ii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws (other than pursuant to the Registration Rights Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement, provided such pledge is consistent with applicable laws, rules and regulations, including those promulgated under the Securities Act.

  (g) Legends. Such Purchaser understands that the certificates for the Preferred Stock, Warrants and, until such time as the Conversion Shares and Warrant Shares have been registered under the Securities Act (including registration pursuant to Rule 416 thereunder) as contemplated by the Registration Rights Agreement or otherwise may be sold by such Purchaser under Rule 144(k), the certificates for the Conversion Shares and Warrant Shares shall bear a restrictive legend in substantially the following form:

  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

  THE COMPANY AGREES THAT IT SHALL, IMMEDIATELY FOLLOWING THE REGISTRATION STATEMENT (AS DEFINED IN THE REGISTRATION RIGHTS AGREEMENT) BEING DECLARED EFFECTIVE, DELIVER TO ITS TRANSFER AGENT AN OPINION LETTER OF COUNSEL, OPINING THAT AT ANY TIME THE REGISTRATION STATEMENT IS EFFECTIVE, THE TRANSFER AGENT SHALL ISSUE, IN CONNECTION WITH THE ISSUANCE OF THE CONVERSION SHARES AND WARRANT SHARES, CERTIFICATES REPRESENTING SUCH CONVERSION SHARES AND WARRANT SHARES WITHOUT THIS RESTRICTIVE LEGEND OR THE RESTRICTIVE LEGEND ABOVE, PROVIDED SUCH CONVERSION SHARES AND WARRANT SHARES ARE TO BE SOLD IN ACCORDANCE WITH THE PROSPECTUS CONTAINED IN THE REGISTRATION STATEMENT. UPON RECEIPT OF SUCH OPINION, THE COMPANY SHALL CAUSE THE TRANSFER AGENT TO CONFIRM, FOR THE BENEFIT OF THE HOLDERS, THAT NO FURTHER OPINION OF COUNSEL IS REQUIRED AT THE TIME OF TRANSFER IN ORDER TO ISSUE SUCH SHARES WITHOUT SUCH RESTRICTIVE LEGEND.

  The Company agrees that it shall, immediately following the Registration Statement (as defined in the Registration Rights Agreement) being declared effective, deliver to its transfer agent an opinion letter of counsel, opining that at any time the Registration Statement is effective, the transfer agent shall issue, in connection with the issuance of the Registrable Securities (as defined in the Registration Rights Agreement), certificates representing such Registrable Securities without the restrictive legend above, provided such Conversion Shares and Warrant Shares are to be sold pursuant to the prospectus contained in the Registration Statement. Upon receipt of such opinion, the Company shall cause the transfer agent to confirm, for the benefit of the holders, that no further opinion of counsel is required at the time of transfer in order to issue such shares without such restrictive legend. Notwithstanding the foregoing, following the First Closing, the Company may forward a letter to its transfer agent requesting the removal of the restrictive legend in the manner set forth in this paragraph, which request shall be acceptable to the Purchasers provided that the transfer agent sends a letter to the Company on or before the date of the Second Closing confirming that it will remove such legend in accordance with this paragraph.

  The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if (unless otherwise required by state securities laws) (a) the sale of such Security is registered under the Securities Act (including registration pursuant to Rule 416 thereunder) as contemplated by the Registration Rights Agreement; (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act; or (c) such holder provides the Company with reasonable assurances that such Security can be sold under Rule 144(k). In the event the above legend is removed from any Security and thereafter the effectiveness of a registration statement covering such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then the Company may immediately place a stop-transfer order against the certificates with respect to the sale of any Security pursuant to such registration statement, and upon reasonable advance written notice to such Purchaser the Company may require that the above legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or under Rule 144 and such Purchaser shall cooperate in the replacement of such legend. Such legend shall thereafter be removed when such Security may again be sold pursuant to an effective registration statement or under Rule 144.

  (h) Authorization; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Purchaser and are valid and binding agreements of such Purchaser enforceable against such Purchaser in accordance with their terms.

  (i)  Residency. Such Purchaser is a resident of the jurisdiction set forth under such Purchaser's name on the Execution Page hereto executed by such Purchaser. The Purchaser acknowledges that the Company has represented that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities, in any jurisdiction outside the United States where action for that purpose is required except where such failure will prohibit the sale of the Securities hereunder. If the Purchaser is located or domiciled outside the United States it agrees to comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense.

  (j)  Prospectus Delivery Requirements. Each Purchaser covenants and agrees to comply with the prospectus delivery requirements under the Securities Act with respect to all sales of Common Stock made pursuant to a registration statement.

  (k) No Company Advice. Each Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice, including, without limitation, any filing obligations that such Purchaser may have under applicable securities laws. Each Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

  Except as set forth in Section 2(j) and (k) above, the Purchasers' representations and warranties made in this Section 2 are made solely for the purpose of permitting the Company to make a determination that the offer and sale of the Preferred Stock and Warrants pursuant to this Agreement complies with applicable U.S. federal and state securities laws and not for any other purpose. The Company may not rely on such representations and warranties for any other purpose.

  REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth on a Schedule of Exceptions executed and delivered by the Company to the Purchasers at the Closing (the "Schedule of Exceptions"), the Company represents and warrants to each Purchaser as follows

  (a) Organization and Qualification; Subsidiaries. The Company is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company has no, and at no point ever had any, direct or indirect subsidiaries (as defined by Rule 405 under the Securities Act) and the Company does not intend to form, purchase or otherwise create such a subsidiary in the foreseeable future. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify has had or could reasonably be expected to have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on (i) the Securities, (ii) the ability of the Company to perform its obligations hereunder or under the other Transaction Documents or (iii) the business, operations, properties, prospects, financial condition or results of operations of the Company.

  (b) Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents, to issue and sell the Units in accordance with the terms hereof, to issue the Conversion Shares upon conversion of the Preferred Stock in accordance with the terms of the Certificate of Designation and to issue the Warrant Shares upon exercise of the Warrants in accordance with the terms of such Warrants, except as described in Section 3(c) below; (ii) the execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Stock and Warrants and the issuance and reservation for issuance of the Conversion Shares and Warrant Shares) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or any committee of the Board of Directors is required subject to the consents and obligations set forth in Section 3(c) below, and (iii) this Agreement constitutes, and, upon execution and delivery by the Company of the other Transaction Documents, such agreements will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

  (c) Reliance on Exemptions. Assuming the accuracy of the Purchaser's representations, warranties and agreements as set forth in Section 2, the offer and sale of the Units and Securities to the Purchasers as contemplated hereby is exempt from the registration requirements of the Securities Act.

  (d) Stockholder Authorization. Neither the execution, delivery or performance by the Company of this Agreement and the other Transaction Documents nor the consummation by it of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Preferred Stock or Warrants or the issuance or reservation for issuance of the Conversion Shares or Warrant Shares) requires any consent or authorization of the Company's stockholders, except that (i) the issuance of the Conversion Shares and the Warrant Shares and any other shares of Common Stock issuable in connection with the Preferred Stock and the Warrants requires the approval of the Company's stockholders pursuant to Rule 713 promulgated by the American Stock Exchange ("AMEX") and (ii) approval of the Company's stockholders is required to increase the total number of authorized shares of the Company's Common Stock to permit the Conversion Shares and the Warrant Shares and any other shares of Common Stock issuable in connection with the Preferred Stock and the Warrants to be reserved for issuance (the foregoing required stockholder approvals are referred to as the "Stockholder Approvals"). Holders of the Company's Series C Convertible Preferred Stock (the "Series C Holders") consented to the issuance of the Securities pursuant to an Amendment Agreements dated May 30, 2003 and June 27, 2003, which (together with all other Series C amendments) the Company has made available to each Purchaser, true and correct copies of which are attached hereto as Exhibit G and H, and such Amendment Agreements constitute a binding and enforceable agreements against the Series C Holders.

  (e) Capitalization. The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Preferred Stock and Warrants) exercisable or exchangeable for, or convertible into, any shares of capital stock and the number of shares to be reserved for issuance upon conversion of the Preferred Stock and exercise of the Warrants is set forth on Schedule 3(d). All of such outstanding shares of capital stock have been, or upon issuance in accordance with the terms of any such warrants, options or preferred stock, will be, validly issued, fully paid and non-assessable. No shares of capital stock of the Company (including the Preferred Stock, the Conversion Shares and the Warrant Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except for the Securities and as set forth on Schedule 3(d), as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, nor are any such issuances or arrangements contemplated, (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act (except the Registration Rights Agreements) and (iii) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem any security of the Company. Schedule 3(d) sets forth all of the Company issued securities or instruments containing antidilution or similar provisions that will be triggered by, and all of the resulting adjustments that will be made to such securities and instruments as a result of, the issuance of the Securities in accordance with the terms of this Agreement, the Certificate of Designation or the Warrants. The Company has furnished to the Purchasers true and correct copies of the Company's Amended and Restated Certificate of Incorporation as in effect on the date hereof ("Certificate of Incorporation"), the Company's Bylaws as in effect on the date hereof (the "Bylaws"), and all other instruments and agreements governing securities convertible into or exercisable or exchangeable for capital stock of the Company. The Certificate of Designation, in the form attached hereto, will be duly filed prior to Closing with the Secretary of State of the State of Delaware and, upon the issuance of the Preferred Stock in accordance with the terms hereof, each Purchaser shall be entitled to the rights set forth therein.

  (f) Issuance of Shares. The Units are duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of this Agreement and the other Transaction Documents, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances (other than restrictions on transfer contained in this Agreement and in the Registration Rights Agreements) and will not be subject to preemptive rights, rights of first refusal or other similar rights of stockholders of the Company or any other person and will not impose personal liability on the holders thereof. Subject to receipt of the Stockholder Approvals, the Conversion Shares will be duly authorized and reserved for issuance, and, upon conversion of the Preferred Stock in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances (other than restrictions on transfer contained in this Agreement and in the Registration Rights Agreements) and will not be subject to preemptive rights, rights of first refusal or other similar rights of stockholders of the Company and the issuance of the Conversion Shares in accordance with the terms of this Agreement and the Certificate of Designation will not impose personal liability upon the holder thereof. The Warrant Shares shall be duly authorized and reserved for issuance, and, upon exercise of the Warrants in accordance with the terms thereof, subject to receipt of the Stockholder Approvals, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances (other than restrictions on transfer contained in this Agreement and in the Registration Rights Agreements) and will not be subject to preemptive rights, rights of first refusal or other similar rights of stockholders of the Company and the issuance of the Warrant Shares in accordance with the terms of this Agreement and the Warrant will not impose personal liability upon the holder thereof.

  (g) No Conflicts. The execution, delivery and performance of this Agreement, the Warrants and the Registration Rights Agreement by the Company, the performance by the Company of its obligations under the Certificate of Designation, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Preferred Stock, Warrants, Conversion Shares and Warrant Shares) will not, subject to receipt of the Stockholders Approvals, (i) result in a violation of the Certificate of Incorporation or Bylaws or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment (including, without limitation, the triggering of any anti-dilution provisions), acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and rules or regulations of any self-regulatory organizations to which either the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected (except, with respect to clause (ii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect). The Company is not in violation of its Certificate of Incorporation, Bylaws or other organizational documents. The Company is not in default (and no event has occurred which, with notice or lapse of time or both, would put the Company in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, except for such violations, defaults or events that have not and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The business of the Company is not being conducted, and shall not be conducted so long as a Purchaser owns any of the Preferred Stock, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either singly or in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under its Certificate of Incorporation, bylaws, other agreements or instruments, or the laws of the state of its incorporation which is or could become applicable to the Purchasers as a result of the transactions contemplated by this Agreement, including without limitation, the Company's issuance of the Securities and any and all Purchaser's ownership of the Securities or the Purchaser's ownership of the Common Stock. Except as specifically contemplated by this Agreement (including without limitation receipt of the Stockholder Approvals and the filing and approval of the AMEX listing application for the Conversion Shares and the Warrant Shares) and the Registration Rights Agreement, the Company is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Warrants or the Registration Rights Agreement or to perform its obligations under the Certificate of Designation, in each case in accordance with the terms hereof or thereof. Except as set forth on Schedule 3(f) of the Schedule of Exceptions, the Company is not in violation of the listing requirements of AMEX, has received no notice regarding the potential delisting of the Common Stock by AMEX, and does not reasonably anticipate that the Common Stock will be delisted by AMEX in the foreseeable future.

  (h) SEC Documents, Financial Statements. All reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents") have been timely filed by the Company (within applicable extension periods) since December 31, 1997. The SEC Documents are available on the SEC's web site at www.sec.gov. With respect to SEC Documents filed on or after December 31, 1997, as of their respective dates, such SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings made prior to the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), consistently applied during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end audit adjustments). Except as set forth in the financial statements of the Company included in the Select SEC Documents filed prior to the date hereof or as set forth in Schedule 3(g) of the Schedule of Exceptions, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in such financial statements, which liabilities and obligations referred to in clauses (i) and (ii), individually or in the aggregate, are not material to the financial condition or operating results of the Company. For purposes of this Agreement, "Select SEC Documents" means the Company's (A) Proxy Statement for its fiscal year 2002 Annual Meeting, (B) Annual Report on Form 10-K for the fiscal year ended March 31, 2002, (C) Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, September 30 and December 31, 2002, and (D) Current Reports on Form 8-K filed since December 31, 2002.

  (i) Dividends. After giving effect to the sale and purchase of Securities at the Closing pursuant to this Agreement, the Company shall be legally permitted to pay a dividend on the Preferred Stock in accordance with the Delaware General Corporation Law, and there are no agreements or instruments restricting such payments.

  (j) Absence of Certain Changes. Except as set forth on the Schedule of Exceptions, since December 31, 2002, there has been no material adverse change and no material adverse development in the business, properties, operations, prospects, financial condition or results of operations of the Company, except as disclosed in the SEC Documents filed prior to the date hereof. The Company has not taken any steps, and with the receipt of funds pursuant to this Agreement does not currently expect to take any steps, to seek protection pursuant to any bankruptcy or receivership law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings with respect to the Company.

  (k) Transactions With Affiliates. Except as set forth on the Schedule of Exceptions, other than the grant of stock options pursuant to option plans disclosed in such SEC Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for ordinary course services solely in their capacity as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or any corporation, partnership, trust or other entity in which any such officer, director, or employee has an ownership interest of five percent or more or is an officer, director, trustee or partner.

  (l) Absence of Litigation. Except as publicly disclosed in the Select SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body, including, without limitation, the SEC or AMEX, pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its respective directors or officers in their capacities as such. There are no facts which, if known by a potential claimant or governmental authority, could give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company, could reasonably be expected to have a Material Adverse Effect.

  (m) Intellectual Property. The Company owns or is duly licensed (and, in such event, has the unfettered right to grant sublicenses) to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, inventions, discoveries, processes, scientific, technical, engineering and marketing data, object and source codes, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as now being conducted and as presently contemplated to be conducted in the future. The Company does not infringe and is not in conflict with any right of any other person with respect to any Intangibles which could reasonably expect to have a Material Adverse Affect. Except as set forth on Schedule 3(l) of the Schedule of Exceptions, the Company has not received written notice of any pending conflict with or infringement upon such third party Intangibles. Set forth on Schedule 3(l) of the Schedule of Exceptions, is a list of each patent, registered copyright, copyright application, registered trademark, trademark application, license or permit for which the termination of the Company's ownership of, or right to use, could reasonably be expected to have a Material Adverse Effect. The Company has not entered into any consent agreement, indemnification agreement, forbearance to sue or settlement agreement with respect to the validity of the Company's ownership or right to use its Intangibles and there is no reasonable basis for any such claim to be successful. The Intangibles are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and in good standing. The Company has complied, in all material respects, with its contractual obligations relating to the protection of the Intangibles used pursuant to licenses. No person is infringing on or violating the Intangibles owned or used by the Company.

  (n) Foreign Corrupt Practices. Neither the Company nor any director, officer or, to the Company's knowledge, any employee, any agent or other person acting on behalf of the Company has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

  (o) Disclosure. All information relating to or concerning the Company set forth in this Agreement or provided to any Purchaser pursuant to Section 2(d) hereof or otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or its business, properties, prospects, operations or financial conditions, which has not been publicly disclosed but, under applicable law, rule or regulation, would be required to be disclosed by the Company in a registration statement filed on the date hereof by the Company under the Securities Act with respect to a primary issuance of the Company's securities.

  (p) Acknowledgment Regarding Purchasers' Purchase of the Units. The Company acknowledges and agrees that none of the Purchasers are acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement, the other Transaction Documents, or the transactions contemplated hereby and thereby, the relationship between the Company and the Purchasers is "arms-length" and any statement made by any Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchaser's purchase of Securities and has not been relied upon by the Company, its officers or directors in any way, and that, except as set forth on the Schedule of Exceptions, no Purchaser is (i) an officer or director of the Company, (ii) an "affiliate" of the Company (as defined in Rule 144) or (iii) a "beneficial owner" of more than 5% of the Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act). The Company further acknowledges that the Company's decision to enter into this Agreement has been based solely on an independent evaluation by the Company and its representatives.

  (q) Form S-3 Eligibility. The Company is currently eligible to register the resale of its Common Stock on a registration statement filed on Form S-3 under the Securities Act. Subject to receipt of the Stockholder Approvals, there exist no facts or circumstances that would prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Registrable Securities (as defined in the Registration Rights Agreement). The Company has no basis to believe that its past or present independent public auditors will withhold their consent to the inclusion, or incorporation by reference, of their audit opinion concerning the Company's financial statements which are included in the Registration Statement required to be filed pursuant to the Registration Rights Agreement.

  (r) No General Solicitation. Neither the Company nor any distributor participating on the Company's behalf in the transactions contemplated hereby (if any) nor any person acting for the Company, or any such distributor, has conducted any "general solicitation," as such term is defined in Regulation D, with respect to any of the Securities being offered hereby.

  (s) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act or cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act.

  (t) No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions or finder's fees or for similar payments by any Purchaser relating to this Agreement or the transactions contemplated hereby. Other than (i) Roth Capital Partners, or (ii) as contemplated in Section 4(e) of this Agreement or in any of the other Transaction Documents, no other person or entity is entitled to payment by the Company of fees, commissions and reimbursement of expenses in connection with the transactions contemplated hereby.

  (u) Acknowledgment Regarding Securities. The Company's executive officers have studied and fully understand the nature of the Securities being sold hereunder. The Company acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Stock in accordance with the Certificate of Designation is, other than as set forth in the Certificate of Designation, and subject to receipt of the Stockholder Approvals, absolute and unconditional, regardless of the dilution that such issuance may have on the ownership interests of other stockholders and the availability of remedies provided for in the Transaction Documents relating to a failure or refusal to issue Conversion Shares. Taking the foregoing into account, the Company's Board of Directors has determined in its good faith business judgment that the issuance of the Preferred Stock and Warrants hereunder and the consummation of the other transactions contemplated hereby are in the best interests of the Company and its stockholders. The Company fully intends to honor its obligations hereunder to issue Conversion Shares upon conversion of the Preferred Stock regardless of the dilution that such issuance may have on the ownership interests of other stockholders and the availability of remedies provided for in the Transaction Documents relating to their failure or refusal to issue Conversion Shares.

  (v) Title. The Company has good and marketable title in fee simple to all real property and good and merchantable title to all personal property owned by it that is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company. Any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company.

  (w) Tax Status. Except as set forth in the Select SEC Documents, the Company has made or filed all foreign, U.S. federal, state, provincial and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to any statute of limitations relating to the assessment or collection of any foreign, federal, state, provincial or local tax. None of the Company's tax returns is presently being audited by any taxing authority.

  (x) Key Employees. Each of the Company's directors, officers and any Key Employee (as defined below) is currently serving the Company in the capacity disclosed in the Select SEC Documents. No Key Employee is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company to any liability with respect to any of the foregoing matters. No Key Employee has, to the knowledge of the Company, any intention to terminate or limit his employment with, or services to, the Company, nor is any such Key Employee subject to any constraints which would cause such employee to be unable to devote his full time and attention to such employment or services. "Key Employee" means the persons listed on Schedule 3(w) of the Schedule of Exceptions and any individual who assumes or performs any of the duties of a Key Employee.

  (y) Employee Relations. (i) The Company is not involved in any material union labor dispute nor, to the knowledge of the Company, is any such dispute threatened. The Company believes that its relations with its employees are good. No executive officer (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company; and (ii) the Company is in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

  (z) Insurance. The Company has in force fire, casualty, product liability and other insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its material properties or assets which might be damaged or destroyed or sufficient to cover liabilities to which the Company may reasonably become subject, and such types and amounts of other insurance with respect to its business and properties, on both a per occurrence and an aggregate basis, as are customarily carried by persons engaged in the same or similar business as the Company. No default or event has occurred that could give rise to a default under any such policy.

  (aa) Environmental Matters. There is no environmental litigation or other environmental proceeding pending or, to the Company's knowledge, threatened by any governmental regulatory authority or others with respect to the current or any former business of the Company or any partnership or joint venture currently or at any time affiliated with the Company. No state of facts exists as to environmental matters or Hazardous Substances (as defined below) that involves the reasonable likelihood of a material capital expenditure by the Company or that may otherwise have a Material Adverse Effect. No Hazardous Substances have been treated, stored or disposed of, or otherwise deposited, in or on the properties owned or leased by the Company or by any partnership or joint venture currently or at any time affiliated with the Company in violation of any applicable environmental laws. The environmental compliance programs of the Company comply in all respects with all environmental laws, whether federal, state, provincial or local, currently in effect. As used herein, "Hazardous Substances" means any substance, waste, contaminant, pollutant or material that has been determined by any governmental authority to be capable of posing a risk of injury to health, safety, property or the environment.

  (bb) Regulatory Permits. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, provincial or foreign regulatory authorities which are material to conduct its business, and the Company has not received any written notice of any proceeding relating to the revocation or modification of any such certificate, authorization or permit.

  COVENANTS.

  (a) Best Efforts. The parties shall use their best efforts timely to satisfy each of the conditions described in Section 7 and Section 8 of this Agreement.

  (b) Form D; Blue Sky Laws. The Company shall file with the SEC a Form D with respect to the Securities as required under Regulation D and provide a copy thereof to each Purchaser promptly after such filing. The Company shall take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to each Purchaser pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States or obtain an exemption therefrom and within five (5) days thereafter, shall provide the Purchasers with evidence of any such action so taken. Within two (2) trading days after the Closing Date, the Company shall file a Form 8-K with the SEC concerning this Agreement and the transactions contemplated hereby, which Form 8-K shall attach this Agreement and its Exhibits as exhibits to such Form 8-K (the "8-K Filing"). From and after the 8-K Filing, the Company hereby acknowledges that no Purchaser shall be in possession of any material nonpublic information received from the Company or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its respective officers, directors, employees and agents not to, provide any Purchaser with any material nonpublic information regarding the Company from and after the 8-K Filing without the express written consent of such Purchaser, provided, however, that a Purchaser which exercises its rights under Section 4(n) shall be deemed to have given such express written consent. In the event of a breach of the foregoing covenant by the Company or any of its respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the other Transaction Documents, a Purchaser shall have the right to request in writing that the Company promptly make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material nonpublic information. If the Company refuses to promptly make such a disclosure, the Company and the requesting Purchaser shall meet (in person or telephonically) within two (2) business days to resolve the issue. Unless the parties agree that disclosure is not required, the Company shall either: (i) commence a Disclosure Delay Period (as defined in the Registration Rights Agreement), or (ii) if the Company's Board of Directors does not believe in good faith that the conditions to commencing a Disclosure Delay Period set forth in the Registration Rights Agreement have been satisfied, make a prompt public disclosure of the nonpublic information at issue. Subject to the foregoing, neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Purchaser shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release if such press release or other public disclosure contains the name of such Purchaser).

  (c) Reporting Status. So long as any Purchaser beneficially owns any of the Securities, the Company shall timely file (within applicable extension periods) all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. In addition, the Company shall take all actions necessary to meet the "registrant eligibility" requirements set forth in the general instructions to Form S-3 or any successor form thereto, to continue to be eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act.

  (d) Use of Proceeds. The Company shall use the proceeds from the sale of the Units for general corporate purposes and working capital and shall otherwise be subject to the limitations set forth on Schedule 4(d) hereof, which Schedule 4(d) shall be deemed an essential part of this Agreement.

  (e) Expenses. The Company shall pay to BayStar Capital II, LP ("BayStar") and New England Partners ("NEP") at the Closing, reimbursement for the out-of-pocket expenses reasonably incurred by BayStar and NEP, their affiliates, and their advisors in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby, including, without limitation, reasonable due diligence and attorneys' fees and expenses, up to an aggregate of $50,000 (the "Expenses") upon presentation of receipts to the Company. At the Closing, the Expenses will be paid by delivery by the Company by wire transfer of immediately available funds to BayStar and NEP upon presentation of receipts to the Company. In the event the Purchasers expect their actual out-of-pocket expenses to exceed $50,000, the Purchasers shall seek approval from the Company (not to be unreasonably withheld or delayed) in advance of incurring any such additional expenses, and any such approved expenses shall be reimbursed by the Company.

  (f) Financial Information. Until a Purchaser transfers, assigns or sells all of its Securities, the Company shall notify such Purchaser of the release of, and, if not available on the SEC Edgar System, shall deliver to such Purchaser, via electronic transmission or otherwise, copies of the following reports: (i) within ten (10) days of filing with the SEC, its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, its proxy statements and any Current Reports on Form 8-K; and (ii) within one (1) day after release all press releases issued by the Company.

  (g) Reservation of Shares. Subject to receipt of the Stockholder Approvals, the Company shall at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Preferred Stock and issuance of the Conversion Shares in connection therewith, the payment of dividends on the Preferred Stock in the form of shares of Common Stock, and the full exercise of the Warrants and the issuance of the Warrant Shares in connection therewith, in each case to the extent required by the Certificate of Designation and the Warrants (collectively, the "Issuance Obligations"). In the event such number of shares becomes insufficient to satisfy the Issuance Obligations, the Company shall take all necessary action to authorize and reserve such additional shares of Common Stock necessary to satisfy the Issuance Obligations.

  (h) Listing. Promptly following receipt of the Stockholder Approvals, the Company shall file an Application for Listing of Additional Shares with respect to the Conversion Shares and the Warrant Shares with AMEX. From the time that such listing form has been approved and thereafter, the Company shall maintain, so long as any Purchaser (or any of their affiliates) own any Securities, the listing of all Conversion Shares and Warrant Shares from time to time issuable upon conversion of the Preferred Stock and exercise of the Warrants on each national securities exchange or automated quotation system on which shares of Common Stock are currently listed. The Company will use its best efforts to continue the listing and trading of its Common Stock on AMEX, the New York Stock Exchange (the "NYSE"), the Nasdaq National Market (the "NNM") or the Nasdaq SmallCap Market (the "NSCM") and will comply in all material respects with the reporting, filing and other obligations under the bylaws or rules of AMEX and such exchanges and national automated stock quotation systems, as applicable. The Company shall promptly provide to each holder of Preferred Stock and/or Warrants copies of any notices it receives regarding the continued eligibility of the Common Stock for trading on AMEX or, if applicable, any securities exchange or automated quotation system on which securities of the same class or series issued by the Company are then listed or quoted, if any.

  (i) Corporate Existence. So long as a Purchaser beneficially owns any Securities, the Company shall maintain its corporate existence, and in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, the Company shall ensure that the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the other Transaction Documents and the agreements and instruments entered into in connection herewith and therewith regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to effect the conversion of all Preferred Stock and exercise in full of all Warrants outstanding as of the date of such transaction, and (ii) except in the event of a merger, consolidation of the Company into any other Company, or the sale or conveyance of all or substantially all of the assets of the Company where the consideration consists solely of cash, the surviving or successor entity is a publicly traded corporation whose common stock is listed for trading on the AMEX, the NYSE, the NNM, or the NSCM.

  (j) No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act or cause this offering of the Securities to be integrated with any other offering of securities by the Company for purposes of the Securities Act or any stockholder approval provision applicable to the Company or its securities.

  (k) Legal Compliance. The Company shall conduct its business in compliance with all laws, ordinances or regulations of governmental entities applicable to such businesses, except where the failure to do so would not have a Material Adverse Effect.

  (l) Redemptions and Dividends. So long as any Purchaser beneficially owns any Preferred Stock, the Company shall not, without first obtaining the written approval of the holders of the Majority Holders, repurchase, redeem, or declare or pay any cash dividend or premium or distribution on, or otherwise repay or prepay on account of, any shares of capital stock or other outstanding indebtedness of the Company except as provided pursuant to Schedule 4(d) hereof; provided, however, that the foregoing shall not prohibit the Company from repurchasing, redeeming or declaring or paying cash dividends or distributions on Preferred Stock provided that any such repurchases, redemptions, dividends and distributions are made solely in accordance with the terms of such Preferred Stock as in effect on the date hereof.

  (m) Other Registration Rights. The Company shall not grant any rights to register any of the securities of the Company, through demand rights, piggyback rights, or otherwise, to any person (a "Third Party"), provided, however, that the holders of the Preferred Stock and the parties set forth on Schedule 4(m) to the Schedule of Exceptions shall not be deemed to be Third Parties. If any Third Party has any such registration rights in effect on the date hereof, the Company shall, prior to the Closing, have all such Third Parties irrevocably waive such registration rights in form and substance reasonably satisfactory to the Purchasers, provided that, at a minimum, such waiver will prohibit (a) any such Third Party from including any securities in a Registration Statement (as defined in the Registration Rights Agreement), and (b) any such Third Party from exercising any right to register the Company's securities during the Registration Period.

  (ii) Except as on Schedule 4(m) to the Schedule of Exceptions, the Company shall not allow any shareholders of the Company, other than the holders of the Preferred Stock, to have any registration rights with respect to securities of the Company. Except as set forth in Schedule 4(m) to the Schedule of Exceptions, if any shareholders of the Company have any such rights, the Company shall, prior to the First Closing Date hereof, have all such shareholders irrevocably waive such registration rights.

  (n) Information. The Company will furnish upon request to each Purchaser, so long as it holds any Preferred Stock, (i) within 10 days of the filing with the SEC of its annual reports on Form 10-K, a certificate of the President, a Vice President or a senior financial officer of the Company stating that, based upon such examination or investigation and review of this Agreement as in the opinion of the signer is necessary to enable the signer to express an informed opinion with respect thereto, the Company is not or has not during such period been in default in the performance or observance of any of the terms, covenants or conditions hereof, or, if the Company shall be or shall have been in default, specifying all such defaults, and the nature and period of existence thereof, and what action the Company or such Subsidiary has taken, is taking or proposes to take with respect thereto; and (ii) the information the Company must deliver to any holder or to any prospective transferee of Securities in order to permit the sale or other transfer of such Securities pursuant to Rule 144A of the SEC or any similar rule then in effect. The Company will keep at its principal executive office a true copy of this Agreement (as at the time in effect), and cause the same to be available for inspection at such office during normal business hours and upon reasonable notice by any holder of Securities or any prospective transferee of Securities designated by a holder thereof.

  (o) Inspection of Properties and Books. So long as any Purchaser shall beneficially own any Securities, such Purchaser and its representatives and agents (collectively, the "Inspectors") shall have the right, at such Purchaser's expense during normal business hours and upon reasonable notice, to visit and inspect any of the properties of the Company, to examine the books of account and records of the Company, to make or be provided with copies and extracts therefrom, to discuss the affairs, finances and accounts of the Company with, and to be advised as to the same by, its officers, employees and independent public accountants (and by this provision the Company authorizes such accountants to discuss such affairs, finances and accounts, whether or not a representative of the Company is present) all at such reasonable times and intervals and to such reasonable extent as such Purchaser may desire; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to such Purchaser) of any such information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement filed pursuant to the Registration Rights Agreement, (b) the release of such information is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (c) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. Each Purchaser agrees that it shall, upon learning that disclosure of such information is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the information deemed confidential.

  (p) Pledge of Securities. The Company acknowledges and agrees that the Units may be pledged by a Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Units and the Securities. The pledge of Units and the Securities shall not be deemed to be a transfer, sale or assignment of the Units hereunder, and no Purchaser effecting a pledge of Units and the Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Units may reasonably request in connection with a pledge of the Units and the Securities to such pledgee by a Purchaser.

  (q) Variable Securities. The Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock, or any other securities directly or indirectly convertible into or exchangeable or exercisable for Common Stock, at an effective conversion, exchange or exercise price that varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price.

  (r) Stockholder Approvals; Issuance Limitations.

  (i) Within five (5) business days of the First Closing, the Company shall file with the SEC a Proxy Statement or Consent (the "Proxy Statement"), to be submitted to stockholders of the Company in connection with the Stockholder Approvals, and the Company shall use its best efforts to obtain the Stockholder Approvals as promptly as practicable following the First Closing. If the Stockholder Approvals have not been obtained within 75 days following the First Closing (the "Repurchase Event"), the Company shall immediately notify the holders of such failure and, within five days after the occurrence of the Repurchase Event, purchase from each holder of Preferred Stock, at a per share price equal to the Face Amount (as defined in the Certificate of Designations) plus accrued Dividends through the repurchase date, (the "Per Share Repurchase Price"), all shares of Preferred Stock (together with Warrants to purchase that number of Warrant Shares issuable with such number of shares) held by each Purchaser.

  (ii) If at any time following receipt of the stockholder approval referred to in Section 4(q)(i) above, the Company is prohibited by Rule 713 of the AMEX Company Guide or any successor or similar rule, or the rules of any other securities exchange or automated quotation system on which the Common Stock is then listed or traded (a "Triggering Event"), from issuing all of the shares of Common Stock issuable upon complete conversion of the Preferred Stock and complete exercise of the Warrants (without giving effect to the limitations on conversion and exercise contained in Article IV.D of the Certificate of Designation and Section 7(g) of the Warrants), the Company shall immediately notify the holders of such Triggering Event and, within a period of five (5) days after the occurrence of such Triggering Event, purchase from each holder of the Preferred Stock, at a per share purchase price equal to the greater of (a)(x) the quotient of the Face Amount plus accrued Dividends (y) divided by the Conversion Price and (z) multiplied by the Market Price, and (b)(x) the Face Amount together with accrued Dividends through the repurchase date (y) multiplied by 1.25 (the "Per Share Price"), such whole number of Preferred Stock such that the Common Stock issuable upon complete conversion of the Preferred Stock and complete exercise of the Warrants (without giving effect to the limitations on conversion and exercise contained in Article IV.D in the Certificate of Designations and Section 7(g) of the Warrants) is no longer prohibited by Rule 713 of the AMEX Company Guide (or any successor or similar rule) or the rules of any other securities exchange or automated quotation system on which the Common Stock is then listed or traded. The terms "Face Amount," "Dividends," "Conversion Price" and "Market Price" shall have the meanings ascribed to them in the Certificate of Designations.

  (s) Waivers and Consents. Prior to the effectiveness of any Registration Statement filed in accordance with Section 2(a) of the Registration Rights Agreement, the Company shall have obtained proper waivers from any security holders having registration rights, if any, consistent with the provisions of Section 4(m) of this Agreement.

  (t) Confidential Agreement. Except for any disclosure required by applicable law or rules of the SEC or AMEX, the Company and each Purchaser will, and will direct its respective representatives to, hold in confidence all information concerning this Agreement and the placement of shares hereunder until the earlier of such time as (i) the Company has made a public announcement concerning the Agreement and the placement of shares hereunder or (ii) this Agreement is terminated.

  PARTICIPATION RIGHT

(a) Participation Right. Subject to the terms and conditions specified in this Section 5, until the third anniversary of the Issuance Date, the holders of shares of Preferred Stock shall have a right to participate with respect to the issuance or possible issuance of any equity or equity-linked securities or debt which is convertible into equity or in which there is an equity component, including, but not limited to, any additional issuance of Preferred Stock, (as the case may be, "Additional Shares"), on the same terms and conditions as offered by the Company to the other purchasers of such Additional Shares. Each time the Company proposes to offer any Additional Shares, the Company shall make an offering of such Additional Shares to each holder of shares of Preferred Stock in accordance with the following provisions:
    The Company shall deliver a notice (the "Issuance Notice") to the holders of shares of Preferred Stock stating (a) its bona fide intention to offer such Additional Shares, (b) the number of such Additional Shares to be offered, (c) the price and terms, if any, upon which it proposes to offer such Additional Shares, and (d) the anticipated closing date of the sale of such Additional Shares.
    By written notification received by the Company, within 20 business days after giving of the Issuance Notice, any holder of shares of Preferred Stock may elect to purchase or obtain, at the price and on the terms specified in the Issuance Notice (provided that if the price is to be paid in whole or in part in consideration other than cash, the holders of Preferred Stock exercising their rights hereunder shall have the option to pay such consideration in cash equal to the fair market value of such non-cash consideration (valued in accordance with the method set forth in Article XI.D(ii)(f) of the Certificate of Designation, up to that number of such Additional Shares which equals such holder's Pro Rata Amount (as defined below). The "Pro Rata Amount" for any given holder of shares of Preferred Stock shall equal that portion of the Additional Shares that the Company proposes to offer which equals the proportion that the number of shares of Common Stock that such holder owns or has the right to acquire (without giving effect to the limitations contained in Article IV.D of the Certificate of Designation) bears to the total number of shares of Common Stock then outstanding (assuming in each case the full conversion, exercise or exchange of all Convertible Securities and Purchase Rights then outstanding); provided, however, that in the event that any such holder exercises its right to pay the consideration for the Additional Shares purchasable hereunder with shares of Preferred Stock increased (but not decreased) to the extent necessary to equal (x) such number of shares of Common Stock (if the Additional Shares being issued are Common Stock) or (y) that number of Additional Shares as are convertible into or exercisable or exchangeable for such number of shares of Common Stock (if the Additional Shares being issued are Convertible Securities or Purchase Rights), as is obtained by dividing (a) the Redemption Amount attributable to such holder's shares of Preferred Stock being redeemed by (b)(i) the price per share at which such Common Stock is being issued (if the Additional Shares being issued are Common Stock) or (ii) the conversion, exercise or exchange price at which such Additional Shares are convertible into or exercisable or exchangeable for shares of Common Stock (if the Additional Shares being issued are Convertible Securities or Purchase Rights), and in such event the Company shall be obligated to sell such number of Additional Shares to each such holder, even if the aggregate Pro Rata Amount for all such holders exceeds the aggregate amount of Additional Shares that the Company had initially proposed to offer. The Company shall promptly, in writing, inform each holder of shares of Preferred Stock which elects to purchase all of the Additional Shares available to it ("Fully-Exercising Holder") of any other holder's failure to do likewise. During the five-day period commencing after such information is given, each Fully-Exercising Holder shall be entitled to obtain that portion of the Additional Shares for which the holders of shares of Preferred Stock were entitled to subscribe but which were not so subscribed for by such holders which is equal to the proportion that the number of shares of Preferred Stock held by such Fully-Exercising Holder bears to the total number of shares of Preferred Stock held by all Fully-Exercising Holders who wish to purchase any of the unsubscribed shares.
    If all Additional Shares which the holders of shares of Preferred Stock are entitled to obtain pursuant to subparagraph (ii) of this Section 5 are not elected to be obtained as provided in such subparagraph, the Company may, during the 75-day period following the expiration of the period provided in such subparagraph, offer the remaining unsubscribed portion of such Additional Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Issuance Notice. If the Company does not consummate the sale of such Additional Shares within such period, the right provided hereunder shall be deemed to be revived and such Additional Shares shall not be offered or sold unless first reoffered to the holders of shares of Preferred Stock in accordance herewith.
    The participation right set forth in this Section 5 may not be assigned or transferred, except that such right is assignable by each holder of shares of Preferred Stock to any wholly-owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act of 1933, as amended, controlling, controlled by or under common control with, any such holder.
    The purchase right granted by this Section 5 shall not apply to: (i) the grant or exercise of any stock, options or warrants which may hereafter be granted or exercised under any equity incentive plan of the Company now existing or to be implemented in the future which is approved in good faith by the Board of Directors of the Company or a committee of non-employee directors established for such purpose; (ii) the conversion of the Series D Preferred Stock or the exercise of the Warrants; (iii) the issuance of securities in connection with a bona fide business acquisition; (iv) the issuance of stock, warrants or other securities or rights to persons or entities in connection with commercial lease lines or bank financing provided that such issuances are primarily for purposes other than equity financing; or (v) the issuance of securities in connection with strategic transactions involving the Company and other entities, including joint ventures, manufacturing, marketing or distribution arrangements (but excluding any sale of substantially all of the Company's assets or any merger or consolidation of the Corporation into or with another entity in which the holders of the capital stock of the Company immediately prior to such merger or consolidation do not hold at least fifty percent (50%) in voting power of the surviving corporation).

(b) Consideration for Preferred Shares. In the event that any holder of shares of Preferred Stock exercises its participation right under this Section 5 and also exercises its redemption right pursuant to Article VIII.A(ix) of the Certificate of Designation, such holder shall be entitled to use the shares of Preferred Stock that are being so redeemed as the consideration for the purchase of its allocated portion of Additional Shares pursuant to this Section 5, with the shares of Preferred Stock being valued at the Redemption Amount for such purpose.

  TRANSFER AGENT INSTRUCTIONS.

  (a) If the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the holder of the Preferred Stock or Warrants (any and each a "Holder") thereof is not then required to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit all Conversion Shares and Warrant Shares to the Holder by crediting the account of the Holder or its nominee with DTC through its Deposit Withdrawal Agent Commission System ("DTC Transfer"). If the aforementioned conditions to a DTC Transfer are not satisfied, the Company shall deliver to the Holder physical certificates representing the Conversion Shares and Warrant Shares, as applicable. Further, the Holder may instruct the Company to deliver to the Holder physical certificates representing the Conversion Shares and Warrant Shares in lieu of delivering such shares by way of DTC Transfer.

  (b) The Company warrants that no instruction other than such instructions referred to in this Section 6, the Registration Rights Agreement and stop transfer instructions to give effect to Section 2(f) or 2(g) hereof, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way each Purchaser's obligations and agreement set forth in Section 2(g) hereof to resell the Securities pursuant to an effective registration statement or under an exemption from the registration requirements of applicable securities law.

  (c) If any Purchaser provides the Company and the transfer agent with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that the Securities have been sold or transferred pursuant to an exemption from registration, or any Purchaser provides the Company with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably acceptable to the Company, to the effect that such Securities may be sold under Rule 144(k), the Company shall permit the transfer and, in the case of the Conversion Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser. The Company shall assume the reasonable costs associated with any such opinion.

  CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

  The obligation of the Company hereunder to issue and sell the Units to each Purchaser hereunder at each of the First Closing and the Second Closing (collectively the "Closings") is subject to the satisfaction, at or before the Closings, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

   (a) Each Purchaser shall have executed such Purchaser's Execution Page to this Agreement and the other Transaction Documents and delivered executed copies of the same to the Company via facsimile, to be followed with originals sent via overnight courier.

  (b) Each Purchaser shall have delivered such Purchaser's Purchase Price for the Units being purchased at the Closings in accordance with Section 1(b) above.

  (c) The representations and warranties of each Purchaser shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and such Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

  (d) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

  CONDITIONS TO EACH PURCHASER'S OBLIGATION TO PURCHASE.

The obligation of each Purchaser (which shall be several but not joint) hereunder to purchase the Units to be purchased by it at each of the First Closing and the Second Closing is subject to the satisfaction, at or before each of the Closing Date for the First Closing and the Second Closing, respectively, of each of the following conditions, provided that such conditions are for such Purchaser's sole benefit and may be waived by such Purchaser at any time in such Purchaser's sole discretion:

(a) As to the First Closing:

    The Company shall have executed this Agreement and the other Transaction Documents and delivered executed copies of the same to such Purchaser via facsimile, to be followed with originals sent via overnight courier.

    The Certificate of Designation shall have been filed and accepted for filing with the Secretary of State of the State of Delaware and a copy thereof certified by the Secretary of State of Delaware shall have been delivered to such Purchaser.

    The Company shall have delivered to such Purchaser duly executed certificates and Warrants (each in such denominations as such Purchaser shall request) representing the Preferred Stock and Warrants being so purchased by such Purchaser at the Closing in accordance with Section 1(b) above.

    Trading in the Common Stock shall not have been suspended by the SEC or AMEX.

    The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Company shall have delivered for the benefit of the Purchasers, a certificate, executed by the Chief Executive Officer of the Company after reasonable investigation, dated as of the Closing Date to the foregoing effect and as to such other matters as may reasonably be requested by such Purchaser prior to the Closing.

    No statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which questions the validity of, challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

    Each Purchaser shall have received an opinion of the Company's counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Purchaser and in substantially the form of Exhibit D attached hereto.

    There shall have been no material adverse changes and no material adverse developments in the business, properties, operations, prospects, financial condition or results of operations of the Company, taken as a whole, since the date hereof, and no information, of which the Purchasers are not currently aware, shall come to the attention of the Purchasers that might have a Material Adverse Effect.

    Each Purchaser shall have received a copy of resolutions, duly adopted by the Board of Directors of the Company, which shall be in full force and effect at the time of the Closing, authorizing the consummation by the Company of the transactions contemplated hereby and by the other Transaction Documents, certified as such by the Secretary or Assistant Secretary of the Company and such other documents reasonably requested by such Purchaser.

    The Company shall have delivered to each Purchaser copies of the Debt Documents executed by the Lenders and dated the date hereof.

    The Company shall have delivered to Purchaser a copy of that certain letter agreement of even date herewith addressed to BayStar (the "Letter Agreement") containing original signatures.

    As to the Second Closing:

    The Company shall have executed this Agreement and the other Transaction Documents and delivered executed copies of the same to such Purchaser via facsimile, to be followed with originals sent via overnight courier.

    The Company shall have delivered to such Purchaser duly executed certificates and Warrants (each in such denominations as such Purchaser shall request) representing the Preferred Stock and Warrants being so purchased by such Purchaser at the Closing in accordance with Section 1(b) above.

    Trading in the Common Stock shall not have been suspended by the SEC or AMEX.

    The representations and warranties of the Company shall be true and correct as of the date when made and as of the Second Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Second Closing Date. The Company shall have delivered for the benefit of the Purchasers, a certificate, executed by the Chief Executive Officer of the Company after reasonable investigation, dated as of the Second Closing Date to the foregoing effect and as to such other matters as may reasonably be requested by such Purchaser prior to the Second Closing.

    No statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which questions the validity of, challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

    Each Purchaser shall have received an opinion of the Company's counsel, dated as of the Second Closing Date, in form, scope and substance reasonably satisfactory to the Purchaser and in substantially the form of Exhibit D attached hereto.

    There shall have been no material adverse changes and no material adverse developments in the business, properties, operations, prospects, financial condition or results of operations of the Company, taken as a whole, since the date hereof, and no information, of which the Purchasers are not currently aware, shall come to the attention of the Purchasers that might have a Material Adverse Effect.

    The resolutions, duly adopted by the Board of Directors of the Company, and delivered at the First Closing, shall be in full force and effect at the time of the Second Closing, authorizing the consummation by the Company of the transactions contemplated hereby and by the other Transaction Documents, and such other documents reasonably requested by such Purchaser.

    The debt referenced in the Debt Conversion Agreements dated the date hereof shall have been converted in accordance with the terms of the Debt Conversion Agreements.

    The Stockholder Approvals shall have been obtained.

    The Company shall have received the agreements described on Schedule 4(d) hereof, in form and substance satisfactory to the Purchasers in their sole and absolute discretion.

  GOVERNING LAW; MISCELLANEOUS.

    Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The Company and each of the Purchasers irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in the State of Delaware in any suit or proceeding based on or arising under this Agreement and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company and each of the Purchasers irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company and each of the Purchasers further agrees that service of process mailed by first class mail shall be deemed in every respect effective service of process in any such suit or proceeding. Nothing herein shall affect the right of the Company or any Purchaser to serve process in any other manner permitted by law. The Company and each of the Purchasers agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

    Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed Execution Page(s) hereof to be physically delivered to the other party within five (5) days of the execution hereof, provided that the failure to so deliver any manually executed Execution Page shall not affect the validity or enforceability of this Agreement.

    Construction. Whenever the context requires, the gender of any word used in this Agreement includes the masculine, feminine or neuter, and the number of any word includes the singular or plural. Unless the context otherwise requires, all references to articles and sections refer to articles and sections of this Agreement, and all references to schedules are to schedules attached hereto, each of which is made a part hereof for all purposes. The descriptive headings of the several articles and sections of this Agreement are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

    Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

    Entire Agreement; Amendments. This Agreement, the other Transaction Documents (including any schedules and exhibits hereto and thereto) and the Letter Agreement contain the entire understanding of the Purchasers, the Company, their affiliates and persons acting on their behalf with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each Purchaser.

    Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally, by responsible overnight carrier or by confirmed facsimile, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by responsible overnight carrier or confirmed facsimile, in each case addressed to a party. The addresses for such communications shall be:

    If to the Company:

    LifePoint, Inc.

    1205 South DuPont Street

    Ontario, CA 91761

    Telephone: (909) 418-3000

    Fax: (909) 418-3003

    Attn: Chief Executive Officer

    with a copy simultaneously transmitted by like means to (which transmittal shall not constitute notice hereunder):

    Latham & Watkins LLP

    701 "B" Street, Suite 2100

    San Diego, CA 92101

    Telephone: (619) 236-1234

    Fax: (619) 696-7419

    Attn: David A. Hahn, Esq.

    If to any Purchaser, to such address set forth under such Purchaser's name on the Execution Page hereto executed by such Purchaser.

     Each party shall provide notice to the other parties of any change in address.

    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Except as provided herein, the Company shall not assign this Agreement or any rights or obligations hereunder. Any Purchaser may assign or transfer the Securities pursuant to the terms of the Certificate of Designation, the Warrants and this Agreement or assign such Purchaser's rights hereunder or thereunder to any other person or entity. In addition, and notwithstanding anything to the contrary contained in this Agreement, the Registration Rights Agreement or the Warrants, the Securities may be pledged and all rights of any Purchaser under this Agreement or any other agreement or document related to the transactions contemplated hereby may be assigned, without further consent of the Company, to a bona fide pledgee in connection with such Purchaser's margin or brokerage account, provided such pledge is consistent with applicable laws, rules and regulations, including those promulgated under the Securities Act.

    Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person; provided that Section 4(e) may be enforced by either BayStar or NEP.

    Survival. The representations and warranties of the Company and the agreements and covenants of the parties set forth in Sections 2, 3, 4, 5, 6, 7, 8 and 9 (including, but not limited to, the participation rights of the Purchasers set forth in Section 5) hereof shall survive the Closings notwithstanding any due diligence investigation conducted by or on behalf of any Purchaser. Moreover, none of the representations and warranties made by the Company herein shall act as a waiver of any rights or remedies any Purchaser may have under applicable U.S. federal or state securities laws.

    Publicity. Except as otherwise set forth in the Registration Rights Agreement, the Company and each Purchaser whose name shall appear therein shall have the right to approve before issuance any press releases, SEC or AMEX filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Purchasers, to make any press release or SEC or AMEX filings with respect to such transactions as is required by applicable law and regulations (although the Purchasers shall be consulted by the Company in connection with any such press release which contains such Purchaser's name and filing prior to its release and shall be provided with a copy thereof).

    Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

    Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser hereunder or pursuant to any of the other Transaction Documents or any Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

    Joint Participation in Drafting. Each party to this Agreement has participated in the negotiation and drafting of this Agreement and the other Transaction Documents. As such, the language used herein and therein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

    Equitable Relief. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to each Purchaser by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations hereunder (including, but not limited to, its obligations pursuant to Section 5 hereof) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement (including, but not limited to, its obligations pursuant to Section 5 hereof), that each Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer of the Securities, without the necessity of showing economic loss and without any bond or other security being required.

    Indemnification by Company. In consideration of each Purchaser's execution and delivery of this Agreement and the other Transaction Documents and purchase of the Securities hereunder, and in addition to all of the Company's other obligations under this Agreement and the other Transaction Documents, from and after the Closing, the Company shall defend, protect, indemnify and hold harmless each Purchaser and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement, collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, any other Transaction Document or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, any other Transaction Document or any other certificate, instrument or document contemplated hereby or thereby or (iii) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (A) the execution, delivery, performance or enforcement of this Agreement, any other Transaction Document or any other certificate, instrument or document contemplated hereby or thereby, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance and sale of the Securities, (C) any disclosure made by such Purchaser pursuant to Section 4(b) or 4(n) hereof, or (D) the status of such Purchaser or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(o) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

    Knowledge. As used in this Agreement, the term "knowledge" with respect to the Company shall mean and include actual knowledge of the Company's directors and executive officers and that knowledge which a reasonably prudent business person, acting in his/her capacity as either a director or an executive officer, as applicable, could have obtained in the management of his or her business affairs after making due inquiry and exercising due diligence which a prudent business person should have made or exercised, as applicable, with respect thereto.

    Additional Acknowledgement. Each Purchaser acknowledges that it has independently evaluated the merits of the transactions contemplated by this Agreement and the other Transaction Documents, that it has independently determined to enter into the transactions contemplated hereby and thereby, that it is not relying on any advice from or evaluation by any other Purchaser, and that it is not acting in concert with any other Purchaser in making its purchase of securities hereunder. The Purchasers and, to its knowledge, the Company agree that the Purchasers have not taken any actions that would deem such Purchasers to be members of a "group" for purposes of Section 13(d) of the Exchange Act and the Purchasers have not agreed to act together for the purpose of acquiring, holding, voting or disposing of equity securities of the Company. Each Purchaser further acknowledges that BayStar has retained Drinker Biddle & Reath LLP ("DB&R") to act as its counsel in connection with the transactions contemplated by this Agreement and the other Transaction Documents and that DB&R has not acted as counsel for any of the other Purchasers in connection therewith and none of the other Purchasers have the status of a client of DB&R for conflict of interest or other purposes as a result thereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

LIFEPOINT, INC.

By:

Name: Linda H. Masterson

Title: Chief Executive Officer

PURCHASERS:

BAYSTAR CAPITAL II, LP

By:

Name: ____________________________

Title: ______________________________

ADDRESS: __________________________

____________________________________

____________________________________

Attn: ________________________________

Telephone: ____________________________

Facsimile: _____________________________

E-mail: _______________________________

First Closing Units: _________________________

Second Closing Units: _______________________

Purchase Price ($1,000 per Unit): $ _____________

NEW ENGLAND PARTNERS

By:

Name: ____________________________

Title: ______________________________

ADDRESS: __________________________

____________________________________

____________________________________

Attn: ________________________________

Telephone: ____________________________

Facsimile: _____________________________

E-mail: _______________________________

First Closing Units: _________________________

Second Closing Units: _______________________

Purchase Price ($1,000 per Unit): $ _____________

PURCHASERS: ___________________________

Name: _____________________________

Title: ______________________________

ADDRESS: __________________________

____________________________________

____________________________________

ATTN: ______________________________

Telephone: ____________________________

Facsimile: _____________________________

E-mail: _______________________________

Attn: ________________________________

First Closing Units: _________________________

Second Closing Units: _______________________

Purchase Price ($1,000 per Unit): $ _____________